Exhibit 99.3




                            CANTOR FITZGERALD, L.P.
                             110 East 59th Street
                           New York, New York, 10022

                                 April 4, 2005

Maxcor Financial Group Inc.
One Seaport Plaza, 19th Floor
New York, New York  10038


         Re:      Equity Commitment for Funding
                  of Obligations under Merger Agreement
                  -------------------------------------


Ladies & Gentlemen:

                  Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among BGC Partners, L.P., a Delaware limited partnership ("Parent"), Magnet Acquisition Corp., a Delaware corporation ("Sub"), and Maxcor Financial Group Inc., a Delaware corporation (the "Company"). Capitalized terms used without definition herein shall have the meanings ascribed thereto in the Merger Agreement.

                  In connection with the Merger Agreement and the transactions contemplated thereby, but subject to the condition that all of the conditions set forth in Sections 6.01 and 6.02 of the Merger Agreement shall have been satisfied without waiver (other than conditions that by their nature are to satisfied at the closing, but subject to the satisfaction of such conditions), Cantor Fitzgerald, L.P. agrees to contribute to Sub an amount, in immediately available funds in U.S. dollars, equal to or greater than the aggregate payment obligations of Parent and the Company under Sections 2.02 and 5.04(a) of the Merger Agreement.

                  Subject to the conditions contained herein, it is expressly acknowledged and agreed that the provisions of this letter agreement are intended to be for the benefit of and shall be enforceable by the Company and that, should Parent fail to comply with its obligations hereunder, the Company shall be entitled to specific performance hereof as its exclusive remedy hereunder; provided, however, that Cantor Fitzgerald, L.P. hereby irrevocably waives, in any such action for specific performance, the defense of adequacy of a remedy at law, including the adequacy of money damages as a remedy.

                                       Very truly yours,

                                       CANTOR FITZGERALD, L.P.


                                       By: /s/ Howard W. Lutnick
                                          --------------------------------------
                                           Name:   Howard W. Lutnick
                                           Title:  Chairman, President and
                                                   Chief Executive Officer



ACCEPTED AND AGREED TO:

MAXCOR FINANCIAL GROUP INC.


By: /s/ Keith E. Reihl
   ---------------------------------------
Name:    Keith E. Reihl
Title:   Chief Operating Officer